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                                             Exhibit (10) S.


                    EASTMAN KODAK COMPANY
                     BOARD OF DIRECTORS
      EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

                         2004 EXCEL

     RESOLVED: That, effective as of January 1, 2004, the
Executive Compensation For Excellence and Leadership Plan is amended to add the following as new Section 2.34, entitled
"Investable Cash Flow:"

     2.34 Investable Cash Flow

     "Investable Cash Flow" means the Company's operating cash flow for the year less the cost of acquisitions.